Exhibit 10.1(i)

SPY INC.

2004 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED SEPTEMBER 13, 2011)

STOCK APPRECIATION RIGHTS AGREEMENT

SPY Inc., a Delaware corporation (the “Company”), hereby grants a Stock Appreciation Right with respect to its Shares to the Participant named below. The terms and conditions of the SAR are set forth in this cover sheet, in the attachment and in the Company’s 2004 Stock Incentive Plan (the “Plan”).

Award Date:                     , [YEAR]

Name of Participant and Address:

_____________________________________________

Participant’s Social Security Number:             -            -

Number of Shares Subject to SAR:

Exercise Price per Share: $            .

Fair Market Value of a Share on Date of SAR Grant: $            .

Expiration Date:             , [YEAR]

Vesting Calculation Date:             , [YEAR]

Vesting Schedule.

Subject to all the terms of the attached Agreement, your right to exercise this SAR incrementally vests as to [PROPORTION] of the total Number of Shares subject to this SAR, as shown above, on each of the first [NUMBER] anniversaries of the Vesting Calculation Date, subject in all cases to your continued Service. Your right to exercise this SAR on each such date shall be rounded down to the nearest whole number of Shares. Upon termination of your Service for any reason, no further vesting shall occur and any then unvested portion of this SAR shall be forfeited without consideration. This SAR may also vest on accelerated basis as described in the Vesting section below in the Agreement.

By signing this cover sheet, you agree to all of the terms and conditions described in this cover sheet, the attached Agreement and in the Plan, a copy of which is also enclosed.

Participant:	__________________________________________________________________________________________

(Signature)

Company:	__________________________________________________________________________________________

(Signature)

Title:	__________________________________________________________________________________________

ATTACHMENT

SPY INC.

2004 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement or the attached cover sheet, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this SAR. Any prior agreements, commitments or negotiations concerning this Award are superseded. Should any provision of this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

This SAR is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Vesting

This SAR is only exercisable before it expires and then only with respect to the vested portion of the SAR. This SAR will vest according to the Vesting Schedule on the attached cover sheet, Section 9 in the Plan and in the following paragraphs of this section.

If Participant’s Service is either (i) terminated without Cause (as defined below) by the Company (or its successor) either on the date of a Change in Control or during the 12 month period following a Change in Control, or (ii) by Participant for Good Reason (as defined below) during the 14 month period following a Change in Control, then the outstanding unvested portion of this Option shall fully vest on an accelerated basis and become exercisable on the date of termination of Participant’s Service.

For purposes of this Agreement, “Cause” will be determined by the Committee or by the Company’s Chief Executive Officer in his/her sole discretion and shall consist of one or more of the following: (i) Commission by Participant of a felony or any lesser crime or offense involving fraud, embezzlement, dishonesty, breach of trust, or breach of fiduciary duty; or (ii) Conduct by Participant that has caused demonstrable and serious injury to the Company or any of its affiliates, monetary or otherwise; or (iii) The order of a regulatory agency that Participant be removed from any office, authority, or employment with the Company; or (iv) Willful misconduct, refusal to perform, or substantial disregard of duties properly assigned to Participant by the Company; or (v) Breach by Participant of duty of loyalty to the Company or any of its affiliates or other act of fraud or dishonesty with respect to the Company or any of its affiliates; or (vi) Breach by Participant of the terms of any agreement between or among Participant and the Company; or (vii) Participant’s violation of any policy of the Company.

For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events or conditions (and the initial existence of the Good Reason event must have occurred on or after a Change in Control) unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice to the Company of the Participant’s non-acquiescence within 30 days of the initial occurrence of such event or condition and such notice must describe in detail the basis and underlying facts supporting Participant’s belief that a Good Reason event has occurred (the “Good Reason Notice”)): (i) a change in the Participant’s responsibilities or duties which represents a material and substantial diminution in the Participant’s responsibilities or duties as in effect immediately preceding the consummation of a Change in Control; (ii) a reduction in the Participant’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Participant’s by the same percentage amount shall not constitute such a salary reduction; or (iii) requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location prior to the Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Change in Control. After its receipt of the Good Reason Notice, the Company shall then have thirty (30) days to cure or remedy the alleged Good Reason event. Executive’s resignation for Good Reason can only be effective if the Company has not cured or remedied the Good Reason event within thirty (30) days after the Company’s receipt of the Good Reason Notice and in such case Executive’s Service shall terminate for Good Reason upon the expiration of the 30 day cur/remedy period. If the Company does timely cure or remedy the Good Reason event, then Participant may either resign his/her Service without Good Reason or Participant may continue to remain in Service in an at-will capacity with the Company.

Term	Your SAR will expire in any event at the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your SAR will expire earlier if your Service terminates, as described in this Agreement.

Termination - General	If your Service terminates for any reason (except in the case of death or Total and Permanent Disability), other than for Cause, then your vested SAR will expire at the close of business at Company headquarters on the date that is three (3) months after your termination date.

Termination for Cause	If your Service is terminated for Cause or if you commit an act(s) of Cause while this SAR is outstanding, as determined by the Committee in its sole discretion, then you shall immediately forfeit all rights to your SAR and the SAR shall immediately expire.

Death or Total and Permanent Disability	If your Service terminates because of your death or Total and Permanent Disability, then your vested SAR will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or Total and Permanent Disability. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your SAR.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified above may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified above be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this SAR, you must notify the Company by properly completing and filing the attached “Notice of Exercise” form with the Company. Your notice must specify the whole number of Shares with respect to which you wish to exercise this SAR. The notice can only become effective after it is received by the Company.

If someone else wants to exercise this SAR after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	Following exercise of a vested SAR, you will receive payment for the difference between the aggregate Fair Market Value of the Shares with respect to which the SAR is exercised and the aggregate Exercise Price. This payment will be made as soon as reasonably practicable following your exercise and the receipt or retention of applicable withholding taxes by the Company. The form of payment will either be in cash and/or in Shares in the discretion of the Company having an aggregate equivalent fair market value.

Taxes and Withholding

You will not be allowed to exercise this SAR unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the grant, exercise, vesting or dispositions of this SAR or the underlying Shares. These arrangements may include withholding Shares that otherwise would be issued to you when you exercise this SAR. The value of these Shares, determined as of the effective date of the SAR exercise, will be applied to the withholding taxes.

You will be solely responsible for payment of any and all applicable taxes associated with this SAR.

Restrictions on Exercise and Resale or Transfer

By signing this Agreement, you agree not to exercise this SAR or sell any Shares acquired under this SAR at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this SAR if the issuance of Shares or payment of cash at that time would violate any law or regulation.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length, during which this SAR shall not be exercisable, and any Shares acquired under his SAR shall not be sold, if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this SAR shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this SAR are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You will also be required, as a condition of exercise of this SAR, to enter into any Company stockholders agreement or other agreements that are applicable to stockholders.

In order to ensure compliance with any restrictions on transfer set forth in this Agreement or in the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

Transfer of SAR	Prior to your death, only you may exercise this SAR. You cannot transfer or assign this SAR. For instance, you may not sell this SAR or use it as security for a loan. If you attempt to do any of these things, this SAR will immediately become invalid and forfeited. You may, however, dispose of this SAR in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your SAR in any other way.

Retention Rights	Your SAR or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your SAR’s Shares (if any) has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this SAR (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your SAR shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued (if any) upon exercise of this SAR shall, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Venue	The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this paragraph shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Notice	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party. The Participant agrees to promptly notify the Company upon any change in his/her residence address.

Applicable Law	This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with this SAR or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this SAR, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of SARs or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Award Date, the SAR will have little or no value. If you exercise the SAR and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or this SAR.

No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the SAR is cancelled or expires unexercised. The loss of existing or potential profit in the SAR will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

Construction	The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Other Information	You agree to receive stockholder information, including without limitation copies of any annual report, proxy statement and/or any current/periodic report, from the Company’s website at http://www.orangetwentyone.com, if the Company wishes to provide such information through its website.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and Plan prospectus. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

SPY INC.

NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT (“SAR”) BY PARTICIPANT

SPY Inc.

2070 Las Palmas Drive, Carlsbad, CA 92011

Attention: Secretary

Re:	Exercise of SAR

______________________________________

[PRINT NAME OF PARTICIPANT]

Pursuant to the SAR Agreement dated             ,              between SPY Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the 2004 Stock Incentive Plan (the “Plan”), I hereby request to exercise my SAR with respect to              shares (whole number only) of common stock of the Company (the “Shares”), at the exercise price of $             per Share. I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this SAR exercise.

If Shares will be issued to me as a result of this exercise of my SAR, with the number of any Shares determined by the Committee, then please issue such Shares as follows:

Check one:	☐ The Shares certificate is to be issued and registered in my name only.

☐ The Shares certificate is to be issued and registered in my name and my spouse’s name.

_______________________________________
[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan and in the SAR Agreement.

Dated:

(Participant’s Signature)	(Spouse’s Signature)**

**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*	THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE.